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                                                                 Exhibit 10.19


                        SEPARATION AND RELEASE AGREEMENT


         THIS SEPARATION AND RELEASE AGREEMENT (this "Agreement"), dated September 17, 2002, is entered into by SEEC, INC. (hereinafter referred to as "SEEC") and JOHN D. GODFREY ("Godfrey").

                              W I T N E S S E T H :

         WHEREAS, SEEC and Godfrey are parties to an Employment Agreement dated March 10, 2000 pursuant to which Godfrey has been employed as Vice President (the "Employment Agreement"); and

         WHEREAS, Godfrey and SEEC have agreed that a "Triggering Event" as defined in the Employment Agreement has occurred and so to terminate their working relationship and the Employment Agreement effective on September 30, 2002 and to modify the terms thereof in the manner set forth herein.

         NOW, THEREFORE, in consideration of the promises contained herein, and with the intent to be legally bound, the parties agree as follows:

         1. Termination of Employment. Effective on September 30, 2002, Godfrey shall cease to be an employee of SEEC and to hold any office, position or signature authority in SEEC, including any SEEC subsidiary or affiliate, and the parties hereby confirm that the Employment Agreement will be terminated as of that date.

         2. Termination of Benefits. Godfrey agrees all SEEC salary payments shall cease and terminate as September 30, 2002. Godfrey may continue to participate in the Company's group dental, life and long-term disability insurance programs, or benefits substantially similar thereto, through March 31, 2003, at no cost to Godfrey except for contributions, if any, that Godfrey had been making toward such insurances prior to termination of employment. After March 31, 2003 Godfrey will be eligible to continue benefits at his cost through COBRA.

         3. Incentive Stock Options. The parties confirm that SEEC has heretofore granted to Godfrey incentive stock options for 36,000 shares of SEEC Common Stock pursuant to SEEC's 1997 Stock Option Plan. As of September 30, 2002, options for 17,500 of such shares will have vested (10,000 at an exercise price of $16.25 and 7,500 at an exercise price of $4.00). Godfrey's options for these 17,500 shares shall be exercisable until September 30, 2003 and will terminate if not exercised on or before that date in accordance with the 1997 Stock Option Plan. Godfrey hereby surrenders and forfeits to SEEC all of his outstanding stock options for the remaining 18,500 shares, all of which are hereby canceled and no longer exercisable.

         4. Severance Benefit and Other. The parties agree that Godfrey is entitled to the "Severance Benefits" set forth in Article VII of the Employment Agreement under the provisions of the definition of "Triggering Event." In addition to those benefits, SEEC will pay Godfrey $5,000 as additional consideration. Accordingly, SEEC shall pay Godfrey $79,250, payable in five (5) semi-monthly installments of $15,850 at SEEC's regularly scheduled pay dates, beginning on or about October 31, 2002 and extending to and including the pay date of December 31, 2002. Each payment will be subject to applicable withholding taxes. Earned and unused vacation through September 30, 2002 will be paid to Godfrey, net of applicable withholding taxes, at the earliest regular SEEC pay date following verification of the vacation days to



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Separation and Release Agreement
September 17, 2002

be paid. Additional incentive compensation of $2,500 earned and unpaid at September 30, 2002 will be paid to Godfrey on October 31, 2002

         5. Release. Without limiting the other provisions of this Agreement, Godfrey, for and on behalf of himself, his heirs, executors, administrators, successors and assigns, hereby fully and finally releases and discharges SEEC, its shareholders, investors, predecessors, subsidiaries and affiliated companies and its and their officers, directors, shareholders, employees and agents, and its and their respective successors and assigns (hereinafter collectively referred to as the "SEEC Released Parties"), of and from any and all manner of action, causes of action, legal proceedings, lawsuits, dues, accounts, bonds, covenants, contracts, agreements and compensation (including without limitation stock options), whether in law or in equity, in contract or in tort, under statute or at common law, whether now known or unknown, which Godfrey ever had or now has by reason of any matter, cause or thing whatsoever from the beginning of the world to the date of this Agreement arising from, or in any way relating to, the employment relationship between Godfrey and SEEC, the Employment Agreement or the termination of his employment relationship with SEEC (but not this Agreement). This release includes, but is not limited to, any and all claims under Pennsylvania Human Relations Act, Title VII of the Civil Rights Act of 1964, as amended, 42 U.S.C. Section 2000, et seq., the Age Discrimination in Employment Act, 29 U.S.C. Section 601, et seq., the Americans with Disabilities Act, and any claims for attorneys' fees under these acts or any other law.

         6. Release. SEEC hereby fully and finally releases and discharges Godfrey and his heirs, executors, administrators and assigns, of and from any and all manner of actions, causes of action, legal proceedings, lawsuits, dues, accounts, bonds, covenants, contracts and agreements, whether in law or in equity, in contract or in tort, under statute or at common law, whether now known or unknown, which SEEC ever had or now has by reason of any matter, cause or thing whatsoever from the beginning of the world to the date of this Agreement arising from, or in any way relating to, the employment relationship between Godfrey and SEEC, the Employment Agreement, or the termination of his employment relationship with SEEC (but not this Agreement).

         7. Confidentiality. Both SEEC and Godfrey will keep the terms of this Agreement confidential and will not communicate or disclose such terms to any individual or entity, except their attorneys, or, in Godfrey's case, to his spouse, financial adviser, attorney or accountant, or in SEEC's case, to individuals reasonably required to implement this Agreement. Prior to any disclosure permitted in the preceding sentence, the party making such disclosure shall inform the recipient that the information shall be treated as confidential and that the recipient shall be similarly bound by that commitment.

          8. Survival of Employment Agreement Provisions. The parties acknowledge and agree that, without limiting the provisions hereof, pursuant to
Article VI, Section 5 of the Employment Agreement, Article III (Inventions, Discoveries and Improvements), and Section IV (Confidentiality of Proprietary
Data) shall survive termination of the Employment Agreement.

          9. Return of Company Property. Godfrey hereby agrees to promptly, but in any event no later than 5:00 p.m. on September 30, 2002, deliver to SEEC all property in his possession owned or leased by SEEC, including without limitation the laptop computer, security cards, telephone calling card and SEEC credit cards provided to Godfrey by SEEC and any unused airline tickets. SEEC agrees, subject to vendor approval, that Godfrey may purchase for $100 the SEEC cell phone in his possession and assume the on-going contract with the vendor. Through September 30, 2002, Godfrey shall have access to his current office and any SEEC equipment necessary to perform his duties hereunder. SEEC agrees to reimburse Godfrey for any unreimbursed travel and


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other expenses upon submission by Godfrey to SEEC of appropriate documentation evidencing the same.

         10. Right to Counsel. BY EXECUTING THIS AGREEMENT, GODFREY HEREBY ACKNOWLEDGES THAT SEEC HAS ADVISED HIM THAT HE HAS FORTY-FIVE (45) DAYS FROM THE DATE HE FIRST RECEIVED THIS AGREEMENT TO CONSULT AN ATTORNEY REGARDING THE TERMS AND CONDITIONS OF THIS AGREEMENT. GODFREY FURTHER ACKNOWLEDGES THAT SEEC HAS URGED HIM TO SEEK LEGAL COUNSEL IN REGARD TO THE TERMS AND CONDITIONS OF THIS AGREEMENT AND HAS ALSO ADVISED HIM THAT HE HAS SEVEN (7) DAYS AFTER THE DATE OF THE EXECUTION OF THIS AGREEMENT TO REVOKE HIS ACCEPTANCE OF THIS AGREEMENT.

         11. Entire Agreement. This Agreement constitutes the entire agreement and understanding of the parties and supersedes all prior oral and written agreements or understandings between the parties. The provisions of this Agreement are severable, and if any part of it is found to be unenforceable, the other paragraphs shall remain fully valid and enforceable.

         12. Governing Law. This Agreement shall be construed by and enforced in accordance with the laws of the Commonwealth of Pennsylvania.

         IN WITNESS WHEREOF, and intending to be legally bound, the undersigned have hereunto set their hands and seals this 27th day of October, 2002.

                                            SEEC, INC.




                                            By: /s/  Ravindra Koka
                                                --------------------------






                                                   /s/  John D. Godfrey
                                                ---------------------------



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